1 Transition of the non-GAAP Presentation February 13, 2018 Exhibit 99.1

2 Preface and forward-looking statements This presentation contains forward-looking statements as defined by United States securities laws. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of February 13, 2018, and State Street does not undertake efforts to revise forward-looking statements. See “Forward-Looking Statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Financial information in this presentation includes presentation on both an “operating” or otherwise adjusted basis, which represent non-GAAP presentations. Refer to the Appendix for explanations of our non-GAAP financial measures, including changes made to our operating-basis presentation, and to the Addendum for reconciliations of our operating-basis financial information.

We have a strong global franchise

STATE STREET GLOBAL SERVICES

Providing customized servicing solutions across traditional and alternative investments

- Assets under custody and administration of approximately $33.1 trillion as of December 31, 2017
- One of the world's leading investment service providers
- Fund accounting and administration, custody, investment operations outsourcing, recordkeeping, performance and analytics, and transfer agency services

STATE STREET GLOBAL MARKETS

Creating access to alpha, insights, liquidity and financing by enhancing portfolio values

- Delivering investment research, foreign exchange trading and securities lending
- Providing liquidity across 34 international markets, with approximately $3.86 trillion in lendable assets as of December 31, 2017
- $22.0 trillion in foreign exchange and interbank volume traded in 2017

STATE STREET GLOBAL ADVISORS

Investing responsibly to enable economic prosperity and social progress

- Proven experience, with approximately $2.8 trillion in assets under management[A] as of December 31, 2017
- Access to a wide range of investment strategies across the risk/return spectrum
- With approximately $644 billion[A] in global ETF assets under management, we have one of the broadest ranges of ETFs in the industry

STATE STREET GLOBAL EXCHANGE

Delivering new perspective and insight into risk management and investment strategy

- Bringing together research and advisory, portfolio performance and risk analytics, information and data management solutions to deliver innovation
- Leveraging big data and advanced technology to offer investment indicators and analytics
- Customized and flexible multi-asset class products and services

[A] AUM reflects ~$35 billion (as of December 31, 2017) with respect to State Street Global Advisors Funds Distributors, LLC (SSGA FD) which serves as marketing agent; SSGA FD and State Street Global Advisors are affiliated.

STATE STREET.

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Achieved FY 2017 financial goals across the organization

Operating-Basis (Non-GAAP); All comparisons are to 2016 excluding 4Q16 notable adjustments [A]

Fee Revenue Growth

Outlook Range*



4%
6%
8%
7% ex gain on sales [B]
Low
High
Actual

* Outlook and actuals include the contribution of the acquired GEAM operations worth ~1.8%pts

Fee Operating Leverage

Outlook Range



+1.0%
+2.0%
+2.1%
1.4% ex gain on sales [B]
Low
High
Actual

Expense Management

Beacon Savings ($M)



140
150
Outlook
Actual

Net Interest Income Growth

Outlook Range



4%
6%
14%
Low
High
Actual

Pre-Tax Operating Margin

Beacon 2018 Target



31.0%
31.4%
2018 Target
2017 Actual
Pre-tax operating margin target achieved one year ahead of schedule

Balance Sheet Reduction

Reduction Range*



0%
-5%
-4%
Low
High
Actual

* Reduction range for average interest earning assets

[A] Operating-basis results for 4Q16 and FY 2016 included in this presentation reflect additional adjustments for two notable items that occurred in 4Q16 and are presented on an adjusted basis throughout this presentation to allow for more meaningful comparisons to FY 2017 operating-basis results. The additional adjustments consist of excluding the effects of our 4Q16 (1) acceleration of compensation expense (-$249M pre-tax; -$161M after-tax, or -$0.41 per share) and (2) one-time tax benefit ($211M, or $0.54 per share). Our operating-basis presentation of financial results is a non-GAAP presentation. Descriptions of our operating-basis presentation and reconciliations of this operating-basis presentation to both our operating-basis results as initially reported and to our GAAP-basis results are provided in the addendum included with this presentation.

[B] Gain on sales of businesses in 2017 that were excluded include pre-tax gains of approximately $30 million and $26 million on the sale of our transfer agency joint venture interests and of an alternative trading system, respectively.

STATE STREET.

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FY 2018 Outlook

Category (2018 vs 2017 where applicable)	2018 Historical Operating-basis Outlook[A] *Excluding TCJA[1], Revenue Recognition, Gain on Sales, & Restructuring Charges*	2018 GAAP Outlook[A] *Including TCJA[1] & Revenue Recognition Excluding Gain on Sales & Restructuring Charges*	Assumptions
Fee revenue growth (ex gain on sales)[A]:	• 4 - 5%	• 7 - 8%	Continued market growth expectations; including net new business
Fee operating leverage (ex gain on sales & restructuring)[A]:	• 75 - 150bps	• 75 - 150bps	Reflects focus on both investments and expense management
Expense management:	• Beacon expense savings of $150M	• Beacon expense savings of $150M	Driven by Beacon automation and savings initiatives
NII:	• 9 - 12%	• 10 - 13%	Assuming current market forward interest rate expectations, including three rate rises in the U.S.[B]
Tax rate:	• 28 - 30%	• 15 - 17%	

[A] Fee revenue and fee operating leverage outlook presented on an operating-basis (non-GAAP) and an adjusted GAAP-basis (non-GAAP) exclude gains/losses on sales and restructuring charges. Gain on sales in 2017 included pre-tax gains of approximately $30 million and $26 million on the sale of our transfer agency joint venture interests and of an alternative trading system, respectively. Restructuring charges in 2017 were $245M. 2018 gains/losses on sales and restructuring charges, if any, are not currently estimable.
[B] Operating-basis NII includes fully tax equivalent adjustments associated with tax-exempt investment securities.
Refer to the Appendix included with this presentation for endnotes 1 to 8.

STATE STREET.

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Summary of reporting changes going from operating-basis to GAAP presentation and estimated impact of certain new standards in 2018[A]

Illustration of select P&L line item reconciliations from operating-basis to GAAP

(Dollars in millions, except per share data, or where otherwise noted)	Operating-Basis FY2017	Operating to GAAP adjustments			GAAP FY2017	2018 GAAP Outlook[2] (Incl. TCJA[1] & Revenue Recognition; Excl. Gain on Sales & Restructuring Costs)
		TEA	Acquisition & Restructuring	Impact of Tax Legislation[1]		
Servicing fees	$5,365	-	-	-	$5,365	
Management fees	1,616	-	-	-	1,616	
Trading services	1,071	-	-	-	1,071	
Securities finance	606	-	-	-	606	
Processing fees and other[3]	581	(316)	-	(18)	247	
Total fee revenue[3]	**9,239**	**(316)**	**-**	**(18)**	**8,905**	**7 - 8%[B]** (II)
Net interest income[4]	**2,473**	**(167)**	**-**	**(2)**	**2,304**	**10 - 13%**
Total revenue[3,4]	**$11,673**	**($483)**	**-**	**($20)**	**$11,170**	
Total expenses	**$8,003**	**-**	**266**	**-**	**$8,269**	
Income before income tax expense	3,668	(483)	(266)	-	2,899	
Income tax expense (benefit)	**1,046**	**(483)**	**(91)**	**250**	**722**	
Net income	**$2,622**	(I) **-**	**(175)**	**(270)**	**$2,177**	
Effective tax rate	**28.5%**				**24.9%**	**15 - 17%** (III)

2018 GAAP Fee Operating Leverage Outlook[2] (ex gain on sales & restructuring charges): 75 – 150bps (II)

2018 outlook driven by three primary changes

- **(I) Operating-basis to GAAP Presentation[A]** — GAAP presentation does not reflect tax equivalent adjustments (TEA), which were incorporated in the operating-basis financials for processing fees & other and NII; Benefits from tax-advantaged investments will be reflected in income tax
- **(II) New Revenue Recognition Standard** — New accounting standard expected to increase FY 2018 GAAP revenue and expenses by an estimated ~$225M each, largely reflected in management fees and other expenses; 7-8% fee revenue growth includes revenue recognition
- **(III) Tax Cuts & Jobs Act (TCJA)** — Expect 2018 GAAP tax rate of 15-17%; Reflecting an estimated 3-5%, or ~$150M, benefit in our core tax rate[5]

[A] Financial performance reported on a GAAP-basis beginning in 1Q18, with identified exceptions.
[B] FY 2017 fee revenue excludes gains/losses on sales. Gain on sales in 2017 included pre-tax gains of approximately $30 million and $26 million on the sale of our transfer agency joint venture interests and of an alternative trading system, respectively. Refer to endnote 2 in the Appendix for further details.
Refer to the Appendix included with this presentation for endnotes 1 to 8.

STATE STREET.

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7 Full Year Summary and 2018 Opportunities Operating-Basis (Non-GAAP); All comparisons are to prior year periods excluding 4Q16 notable adjustments A A 4Q16 excludes the effects related to the acceleration of compensation expense (-$249M pre-tax; -$161M after-tax, or -$0.41 per share) and one-time tax benefit A ($211M, or $0.54 per share). Refer to endnote 6 in the Appendix for further details. Strong 2017 operating results demonstrate franchise-wide momentum • Revenue growth and positive operating leverage – Strong client activity across the franchise • Significant advancement of our digital transformation agenda • Controlled expense management while investing in the business • Disciplined balance sheet with high levels of capital and liquidity • Delivered 25% of EPS growth • Returned ~$2B to shareholders in 2017 through common stock dividends and share repurchases Opportunities for 2018 • Building on our strong client franchise – Deepen client relationships – Providing data and analytic solutions in support of client front office needs • Advance digital leadership – Expect progress on Beacon; improving efficiency and enhancing client experience – Continued expense discipline and business investment • Healthy capital structure to balance growth and returns

8 Appendix FY 2018 Outlook 9 Slide endnotes 10 Non-GAAP measures and reconciliations of operating-basis (non-GAAP) financial information 11 – 12 Forward looking statements 13 Definitions 14

9 Fee revenue growth (ex gain on sales)2: 4 - 5% 4 - 5% ~2 - 3%pts ~0.5%pts 7 - 8% Fee operating leverage (ex gain on sales & restructuring)2: 75 - 150bps 75 - 150bps ~(50)bps ~50bps 75 - 150bps Expense management: ~2.5 - 3.5%pts NII8: 9 - 12% ~1%pts 10 - 13% 10 - 13% Tax rate: 28 - 30% ~(10)%pts 18 - 20% ~(3 - 5)%pts 15 - 17% 2018 GAAP Outlook2 Excluding TCJA 1 , Revenue Recognition, Gain on Sales, & Restructuring Charges GAAP Adjustments Category (2018 vs 2017 where applicable7) 2018 Historical Operating-basis Outlook2 Excluding TCJA 1 , Revenue Recognition, Gain on Sales, & Restructuring Charges Adjustments 2018 GAAP Outlook2 Excluding Gain on Sales & Restructuring Charges Revenue Recognition TCJA1A B FY 2018 outlook; Streamlined reporting – Moving from operating- basis to GAAP Refer to the Appendix included with this presentation for endnotes 1 to 8. Adjustment Details: Revenue Recognition: Under the new guidance, certain costs previously presented on a net basis will be presented on a gross basis, which we expect will increase 2018 revenue and expenses by an estimated ~$225M each (the majority reflected in asset management) Tax Rate: Estimated net benefits of ~$150M from tax rate change A B

10 Slide Endnotes 1 The effects of the TCJA described in this presentation are estimates. Actual effects of the TCJA may differ from these estimates, among other things, due to additional tax and regulatory guidance and changes in State Street assumptions and interpretations. 2 Fee revenue and fee operating leverage outlook presented on an operating-basis (non-GAAP) and an adjusted GAAP-basis (non-GAAP) exclude gains/losses on sales and restructuring charges. Gain on sales in 2017 included pre-tax gains of approximately $30 million and $26 million on the sale of our transfer agency joint venture interests and of an alternative trading system, respectively. Restructuring charges in 2017 were $245M. 2018 gains/losses on sales and restructuring charges, if any, are not currently estimable. 3 In 2017, operating basis results reflect gains/losses on sales of businesses. The first and third quarters of 2017 operating-basis results included a pre-tax gain of approximately $30 million on the sale of our transfer agency joint venture interests and a pre-tax gain of approximately $26 million on the sale of an alternative trading system, respectively. In second quarter of 2016, under our prior presentation (which excluded gains/losses on sales of businesses), operating-basis results excluded a $53 million pre-tax gain on the sale of WM/Reuters business, and such results have not been revised. 4 In 2017, discount accretion associated with former conduit securities as an operating-basis adjustment was no longer presented. Therefore, the first, second, third, and fourth quarters of 2017 operating-basis results included $5 million, $6 million, $4 million, and $4 million, respectively, of discount accretion. In the first, second, third, and fourth quarters of 2016, operating-basis net interest income excluded $15 million, $15 million, $42 million, and $10 million of discount accretion, respectively, and such results have not been revised. 5 Our core tax rate is intended to reflect our structural tax rate, based on Federal, State and foreign statutory tax rates, and is free of items, such as tax credits, which may vary year by year. 6 Operating-basis results for 4Q16 and FY 2016 included in this presentation reflect additional adjustments for two notable items that occurred in 4Q16 and are presented on an adjusted basis throughout this presentation to allow for more meaningful comparisons to FY 2017 operating-basis results. The additional adjustments consist of excluding the effects of our 4Q16 (1) acceleration of compensation expense (-$249M pre-tax; -$161M after-tax, or -$0.41 per share) and (2) one-time tax benefit ($211M, or $0.54 per share). Our operating-basis presentation of financial results is a non-GAAP presentation. Descriptions of our operating-basis presentation and reconciliations of this operating-basis presentation to both our operating-basis results as initially reported and to our GAAP-basis results are provided in the addendum included with this presentation. 7 Assumptions for each category include: (1) fee revenue growth - continued market growth expectations; including net new business; (2) fee operating leverage - Reflects focus on both investments and expense management; (3) expense management - Driven by Beacon automation and savings initiatives; and (4) NII - assuming current market forward interest rate expectations, including three rate rises in the U.S. 8 Operating-basis NII includes fully tax equivalent adjustments associated with tax-exempt investment securities.

11 Non-GAAP measures In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management has also historically (and in this presentation) presented results on a non-GAAP, or "operating," basis. Management believed this presentation would support additional meaningful analysis and comparisons of trends with respect to State Street’s business operations from period to period. Management may also provide, as appropriate, (and in this presentation has provided) additional non- GAAP measures, including capital ratios calculated under regulatory standards scheduled to be effective in the future or other standards, that management also uses in evaluating State Street’s business and activities. For the fourth-quarter and full-year 2016 comparative financial information, we have presented our financial results, including operating-basis financial results (as applicable), with additional adjustments to highlight the effects of the acceleration of compensation expense and aggregate reduction of accrued tax expense we experienced in the fourth quarter of 2016. This type of additional presentation is consistent with the intent of our historical operating-basis presentation. In general, our operating-basis financial results adjust our GAAP-basis financial results to both: (1) exclude the impact of revenue and expenses outside of State Street’s normal course of business, such as restructuring charges and the one-time effects of the TCJA; and (2) present revenue from non-taxable sources, such as interest income from tax- exempt investment securities and processing fees and other revenue associated with tax-advantaged adjustments, on a fully taxable-equivalent basis. Management has historically believed that operating-basis financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends, including providing additional insight into our underlying margin and profitability, in addition to financial information prepared and reported in conformity with GAAP. The tax-equivalent adjustments provide additional comparisons of yields and margins on assets and the evaluation of investment opportunities with different tax profiles. We believe that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street's capital position and is of interest to investors. Additionally, we may present revenue and expense measures on a constant currency (non-GAAP) basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. In 2017, we began a process of simplifying our operating-basis (non-GAAP) presentation of our financial results. At that time we determined we would no longer exclude, as part of the non-ordinary course adjustment, the effects of gains/losses on sales of businesses or the discount accretion associated with former conduit securities. In the first and third quarters of 2017, operating-basis results included a pre-tax gain of approximately $30 million on the sale of our transfer agency joint venture interests and a pre-tax gain of approximately $26 million on the sale of an alternative trading system, respectively. In the first, second, third, and fourth quarters of 2017, operating-basis results included $5 million, $6 million, $4 million and $4 million, respectively, of discount accretion. These changes resulted in total increases in operating-basis revenue of $35 million, $6 million, $30 million and $4 million in the first, second, third and fourth quarters of 2017, respectively, relative to our historical operating-basis presentation. Note that in the second quarter of 2016, operating- basis results excluded a pre-tax gain of approximately $53 million on the sale of the WM/Reuters business and in the first, second, third and fourth quarters of 2016, operating-basis results excluded $15 million, $15 million, $42 million and $10 million, respectively, of discount accretion. As indicated earlier in this presentation, beginning with the first quarter of 2018, we expect to further simplify the overall presentation of our financial results by only providing selected key metrics, such as pre-tax operating margin or revenue/expense measures (in the latter case, presented on a constant currency basis), on a non-GAAP basis. Notable items (such as, for example, acquisition and restructuring costs), as applicable, will be identified each quarter. We expect to continue to present certain capital ratios and, from time to time, other metrics on a non-GAAP or “adjusted” basis. In general, though, most financial results will no longer be provided on a non-GAAP basis. We will continue to provide reconciliations of the non-GAAP measures that we present to the most comparable GAAP measure. We believe that these changes to our non-GAAP presentation will help make them easier to understand, while, overall, continuing to facilitate a useful and constructive additional understanding of our financial results in addition to GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP.

Reconciliations of operating-basis (non-GAAP) financial information

	YTD 2017			YTD 2016				
	GAAP-Basis	Non-Operating Adjustments[1]	Operating-Basis	GAAP-Basis	Non-Operating Adjustments[1]	Operating-Basis	2016 Notable Items[2]	Operating-Basis ex. 2016 Notable Items
Revenue:								
Servicing fees	$ 5,365	$ -	$ 5,365	$ 5,073	$ 48	$ 5,121	$ -	$ 5,121
Management fees	1,616	-	1,616	1,292	(5)	1,287	-	1,287
Trading services	1,071	-	1,071	1,099	-	1,099	-	1,099
Securities finance	606	-	606	562	-	562	-	562
Processing fees and other	247	334	581	90	417	507	-	507
Total fee revenue	$ 8,905	$ 334	$ 9,239	$ 8,116	$ 460	$ 8,576	$ -	$ 8,576
Net interest income	2,304	169	2,473	2,084	85	2,169	-	2,169
Gains (losses) related to investment securities, net	(39)	-	(39)	7	-	7	-	7
Total revenue	$ 11,170	$ 503	$ 11,673	$ 10,207	$ 545	$ 10,752	$ -	$ 10,752
Provision for loan losses	2	-	2	10	-	10	-	10
Expenses:		-						
Compensation and employee benefits	4,394	-	4,394	4,353	11	4,364	249	4,115
Information systems and communications	1,167	-	1,167	1,105	-	1,105	-	1,105
Transaction processing services	838	-	838	800	-	800	-	800
Occupancy	461	-	461	440	-	440	-	440
Acquisition and restructuring costs	266	(266)	-	209	(209)	-	-	-
Other	1,143	-	1,143	1,170	(56)	1,114	-	1,114
Total expenses	$ 8,269	$ (266)	$ 8,003	$ 8,077	$ (254)	$ 7,823	$ 249	$ 7,574
Income before income tax expense	2,899	769	3,668	2,120	799	2,919	(249)	3,168
Income tax expense (benefit)	722	324	1,046	(22)	680	658	(299)	957
Net income (loss) from non-controlling interest	-	-	-	1	-	1	-	1
Net income	$ 2,177	$ 445	$ 2,622	$ 2,143	$ 119	$ 2,262	$ 50	$ 2,212
Dividends on preferred stock	(182)	-	(182)	(173)	-	(173)	-	(173)
Earnings allocated to participating securities	(2)	-	(2)	(2)	-	(2)	-	(2)
Net income available to common shareholders	$ 1,993	$ 445	$ 2,438	$ 1,968	$ 119	$ 2,087	$ 50	$ 2,037

[1] Refer to our 4Q17 Supplemental Information Package for a complete reconciliation of all non-operating adjustments

[2] Notable items in expenses include a $249 million pre-tax acceleration of compensation expense. Notable items in taxes include a $145 million tax benefit from designation of certain foreign earnings as indefinitely invested overseas, a $66 million tax benefit attributable to incremental foreign tax credits and a foreign affiliate tax loss, and an $88 million tax benefit associated with the accelerated compensation expense

STATE STREET.

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13 Forward-looking statements This presentation (and the conference call referenced herein) contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, the financial and market outlook, dividend and stock purchase programs, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “outlook,” “expect,” "priority," “objective,” “intend,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy”, “opportunity” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to February 13, 2018. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our NII, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter- bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; and the impact of monetary and fiscal policy in the United States and internationally on prevailing rates of interest and currency exchange rates in the markets in which we provide services to our clients; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, our ability to manage levels of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity needs, regulatory requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement or reevaluate the regulatory framework applicable to our operations (as well as changes to that framework), including implementation or modification of the Dodd-Frank Act and related stress testing and resolution planning requirements, the Basel III final rule and European legislation (such as the AIFMD, UCITS, the Money Market Funds Regulation and MiFID II/MiFIR); among other consequences, these regulatory changes impact the levels of regulatory capital we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, restrictions on banking and financial activities and the manner in which we structure and implement our global operations and servicing relationships. In addition, our regulatory posture and related expenses have been and will continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning, resolution planning, compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; adverse changes in the regulatory ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III final rule, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; requirements to obtain the prior approval or non-objection of the Federal Reserve or other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or corporate activities, including, without limitation, acquisitions, investments in subsidiaries, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital or corporate initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; economic or financial market disruptions in the U.S. or internationally, including those which may result from recessions or political instability; for example, the U.K.'s decision to exit from the European Union may continue to disrupt financial markets or economic growth in Europe or, similarly, financial markets may react sharply or abruptly to actions taken by the new administration in the United States; our ability to develop and execute State Street Beacon, our multi-year transformation program to create cost efficiencies through changes in our operational processes and to further digitize our processes and interfaces with our clients, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment; our ability to promote a strong culture of risk management, operating controls, compliance oversight, ethical behavior and governance that meets our expectations and those of our clients and our regulators, and the financial, regulatory, reputation and other consequences of our failure to meet such expectations; the impact on our compliance and controls enhancement programs associated with the appointment of a monitor under the deferred prosecution agreement with the DOJ and compliance consultant appointed under a settlement with the SEC, including the potential for such monitor and compliance consultant to require changes to our programs or to identify other issues that require substantial expenditures, changes in our operations, or payments to clients or reporting to U.S. authorities; the results of our review of our billing practices, including additional findings or amounts we may be required to reimburse clients, as well as potential consequences of such review, including damage to our client relationships or our reputation and adverse actions by governmental authorities; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes; or civil or criminal proceedings; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; the large institutional clients on which we focus are often able to exert considerable market influence and have diverse investment activities, and this, combined with strong competitive market forces, subjects us to significant pressure to reduce the fees we charge, to potentially significant changes in our assets under custody and administration or our assets under management in the event of the acquisition or loss of a client, in whole or in part, and to potentially significant changes in our fee revenue in the event a client re-balances or changes its investment approach or otherwise re-directs assets to lower- or higher-fee asset classes; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depositary obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems (including those of our third-party service providers) and their effective operation both independently and with external systems, and complexities and costs of protecting the security of such systems and data; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial, operational and product innovation benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize evolving needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2016 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this presentation is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

14 Definitions AUCA Assets under custody and administration AUM Assets under management Bps Basis points Core Tax Rate Our core tax rate is intended to reflect our structural tax rate, based on Federal, State and foreign statutory tax rates, and is free of items, such as tax credits, which may vary year by year Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding ETF Exchange-traded fund Fee operating leverage Rate of growth of total fee revenue less the rate of growth of expenses, relative to the successive prior year period, as applicable FX Foreign Exchange FY Full Year GAAP Generally accepted accounting principles in the United States Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities. Net interest income was disclosed as net interest revenue prior to 1Q17 Net interest margin (NIM) Net interest income divided by average interest-earning assets Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable Pre-tax operating margin Income before income tax expense divided by total revenue %Pts Percentage points is the difference from one percentage value subtracted from another Return on equity (ROE) Net income less dividends on preferred stock divided by average common equity TAI Tax-advantaged investments TEA Tax equivalent adjustments TCJA Tax Cuts & Jobs Act Year to date (YTD) The cumulative amount of time within a fiscal year up to the end of the quarter indicated (i.e., YTD 2017 or YTD 4Q17 is equivalent to the twelve months ended December 31, 2017)